 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2007

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On November 29, 2007, the Board of Directors unanimously resolved to adopt new by-laws for the Company by amending and restating the existing by-laws.  The fundamental reasons for the new by-laws are to modernize the existing by-laws (which except for a few certain provisions have not been amended since their original adoption more than forty years ago), including opting in to conform to certain amendments made to New York’s Business Corporation Law in 1998, and affording greater time to respond to submissions in response to advance notice provisions.  The new by-laws will not become effective until after the close of business on February 13, 2008, and as such will not govern the proceedings  with respect to the Company’s annual meeting of shareholders scheduled to be held the morning of that day.  A copy of the amended and restated by-laws, and a summary of the changes made to the existing by-laws by the adoption of the amended and restated by-laws, are set forth in this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, which are incorporated into this Report by such reference.

Item 9.01. Financial Statements and Exhibits.

 (c) Exhibits.

Exhibit 99.1            Copy of Amended and Restated By-Laws of the Company

Exhibit 99.2            Summary of the Significant Changes to Existing By-Laws effected by the Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball

_______________________________________

Name Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated: December 5, 2007

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1            Copy of Amended and Restated By-Laws of the Company

Exhibit 99.2            Summary of the Significant Changes to Existing By-Laws effected by the Amended and Restated By-Laws